TIMET ANNOUNCES PLANS FOR NEW TITANIUM SPONGE FACILITY

DALLAS, March 26, 2007 -- Titanium Metals Corporation ("TIMET" or the "Company") (NYSE: TIE) today announced it has commenced design and engineering efforts for the construction of a new premium grade titanium sponge facility based on the design of its recently expanded sponge production facility in Henderson, Nevada. Plans for the new facility are expected to provide for an initial 10,000 to 20,000 metric tons of capacity to be built in phases. The proposed design is anticipated to allow for additional future capacity expansion. The Company expects to finalize its site selection in 2007. Potential sites currently under consideration include locations that would provide ready access to materials used in manufacturing titanium sponge, including locations that would provide the flexibility of production or third party supply of titanium tetrachloride, a chemical manufactured by titanium dioxide (“TiO2”) production facilities that is an intermediate feedstock material for the manufacture of both TiO2 and titanium sponge. It is currently anticipated that a new sponge facility could be operational by the end of 2009. TIMET’s current annual sponge manufacturing capacity, including the recent 4,000 metric ton expansion in Henderson, Nevada, is approximately 12,600 metric tons.

Steven L. Watson, CEO and Vice Chairman, said, "We continue to see long-term strength and growth in demand for our titanium products across all of our market segments. The key to further growth and expansion of the use of titanium in product applications by our customers is a dependable source of supply to support our customers’ long-term product development programs. We have continued to make investments across all aspects of our productive capacity and believe that increasing our internal capacity for production of premium grade sponge is another important element of our long-term growth objectives. As we focus our efforts in all market segments and in growing our position as a leading worldwide titanium supplier, additional internal sponge productive capacity allows us to maintain the certainty, quality and reliability that our customers desire in support of their own demanding applications and customer commitments. We believe that given the long-term outlook for our business, this expansion together with TIMET’s recent investments, such as our long term flat products conversion agreement with Haynes International Inc. and our fourth electron beam cold hearth melt furnace, will position the Company to take advantage of significant future growth opportunities."

The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "looks," "should," "could," "anticipates," "expects", “plans” or comparable terminology or by discussions of strategies or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurance that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are the risks and uncertainties discussed in this release, including risks and uncertainties in those portions referenced above and those described from time to time in the Company's filings with the Securities and Exchange Commission ("SEC") which include, but are not limited to, the cyclicality of the commercial aerospace industry, the performance of aerospace manufacturers and the Company under their long-term agreements, the renewal of certain long-term agreements, the difficulty in forecasting demand for titanium products, global economic and political conditions, global productive capacity for titanium, changes in product pricing and costs, the impact of long-term contracts with vendors on the ability of the Company to reduce or increase supply or achieve lower costs, the possibility of labor disruptions, fluctuations in currency exchange rates, fluctuations in the market price of marketable securities, control by certain stockholders and possible conflicts of interest, uncertainties associated with new product development, the availability of raw materials and services, changes in raw material prices and other operating costs (including energy costs), possible disruption of business or increases in the cost of doing business resulting from terrorist activities or global conflicts and other risks and uncertainties. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.

TIMET, headquartered in Dallas, Texas, is a leading worldwide producer of titanium metal products. Information on TIMET is available on its website at www.timet.com.

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